Exhibit 99.1

Cuentas and WaveMax Sign an Exclusive and Definitive JV agreement for 1,000 locations to offer Advertising on WiFi6 Next Generation Patented Technology in Cuentas’ “Bodegas” Network throughout the USA.

MIAMI, FL / ACCESSWIRE / July 22 2021 / Cuentas, Inc. (Nasdaq: CUEN & CUENW) ("Cuentas"), a leading FinTech provider (Top 4 Fintech) of mobile banking, digital wallet and payment solutions focused on Hispanic and Latino communities signed an exclusive, Definitive JV Agreement to rollout WaveMax’s SharedWiFI6 patented technology (Wavemax Patent) in 1,000 locations. This Rollout will begin in the greater New York City Metropolitan Area with 500 Locations in NYC, 330 locations in New Jersey and 170 locations in Connecticut. The agreement also includes plans to roll out the service in other areas throughout the US. The parties will install advanced WiFi6 Access Points and Small Cells in these 1,000 “Bodega Stores” in a 50/50 joint venture. These will become Cuentas premium locations that will be near public train stations and mass transit hubs and will be offering all Cuentas products and services on secure networks. The WiFi6 service will enhance the customer experience while in the Bodega store, by automatically connecting them to SharedWiFi high speed internet and receive special in-store offers. Users at Cuentas Points of Sale (POS) locations will also receive promotions for the Cuentas GPR card and discounted products sold through the Cuentas Mobile App.

This unique agreement that our organizations are bringing to the market will allow Cuentas to enter the advertising ecosystem using major brands to advertise through mobile handsets and additionally Cuentas products & services will benefit from 50% discounts for most favored nation pricing on this digital advertising platform.

WaveMax’s SharedFi patented technology allows for a shared network of WiFi access points and small cells. The user has access to this shared network and, if he has opted in, be impacted with location-based advertising. These ads are configured by advertisers using WaveMAX’s dashboards targeting, manually or programmatically, the right audience, at the right time, and the right place.

"I am proud that we were able to sign a definitive agreement with WaveMax for their state of the art technology. This is the first time that Cuentas is announcing to its public shareholders that it was able to complete this unique agreement and I am looking forward to expand this network for the rest of Cuentas’ Bodega network nationwide." said Arik Maimon, Cuentas Founder and Interim CEO.

"We are very pleased to enhance our original commitment to the first 1,000 bodegas in Cuentas’ network. We are happy to add value to Cuentas’ unique proposition in the US market and its Mobile Banking App." said Eduardo Velasco, WaveMAX CEO. (Shared Wi-Fi 6 Network)

"Cuentas was recently classified and deemed as a technology sector vertical (Technology Sector), we are very excited for the upcoming events of our company and we are very confident that Cuentas has a bright future,” said Michael De Prado, Founder and Executive Vice Chairman of Cuentas.

ABOUT CUENTAS

Cuentas, Inc. (Nasdaq: CUEN & CUENW) is a Fintech company utilizing technical innovation together with existing and emerging technologies to deliver accessible, efficient and reliable mobile, new-era and traditional financial services to consumers. Cuentas is proactively applying technology and compliance requirements to improve the availability, delivery, reliability and utilization of financial services especially to the unbanked, underbanked and underserved segments of today's society. Its products are supported by its core methods, procedures, contracts and intellectual property. For more information, visit https://cuentas.com.

ABOUT WAVEMAX CORPORATION

WaveMax is a WiFi-5G sharing company leveraging US patented technology to create an ecosystem monetizing mobile interactions between Telcos, Retailers, Providers, Apps, and Users. WaveMax ecosystem in 2020 supported millions of Wi-Fi accesses and it is rapidly growing, creating new synergies and network effects.

FORWARD-LOOKING STATEMENTS

This news release contains "forward-looking statements", as that term is defined in section 27a of the United States Securities Act of 1933, as amended, and section 21e of the United States Securities Exchange Act of 1934, as amended. Statements in this news release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Except for the historical information presented herein, matters discussed in this news release contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements that are preceded by, followed by, or that include such words as "estimate", "anticipate", "believe", "plan" or "expect" or similar statements are forward-looking statements. Forward-looking statements contained in this news release include statements relating to other publicly available information regarding Cuentas.

Contact:

Cuentas:

investor@cuentas.com

800-611-3622

WaveMax :
info@wavemaxcorp.com
512.902.8038

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